Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement to Form 1-A, Amendment 1 of our audit report dated May 8, 2023, with respect to the balance sheet of Future of Housing Fund, Inc. (“the Company”) as of March 31, 2023. Our report relating to those financial statements includes an emphasis of matter paragraph regarding substantial doubt as to the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Spokane, Washington

July 10, 2023